                                                                    EXHIBIT 99.2

Financial Statements

BCR Enterprises, Inc.

Year ended December 31, 2000
with Report of Independent Auditors

                              BCR Enterprises, Inc.

                              Financial Statements


                          Years ended December 31, 2000




                                    CONTENTS

Report of Independent Auditors ............................................   1

Financial Statements

Balance Sheets.............................................................   2
Statements of Income.......................................................   3
Statements of Stockholder's Equity.........................................   4
Statements of Cash Flows...................................................   5
Notes to Financial Statements .............................................   6

                         Report of Independent Auditors

The Stockholder
BCR Enterprises, Inc.

We have audited the accompanying balance sheet of BCR Enterprises, Inc. as of December 31, 2000, and the related statement of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BCR Enterprises, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                      /s/  Ernst & Young LLP

Los Angeles, California
August 31, 2001

                              BCR ENTERPRISES, INC.

                                  BALANCE SHEETS



                                                                 December 31, 2000   June 30, 2001
                                                                 -----------------   -------------
                                                                                      (unaudited)
                               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                       $ 4,954,724        $3,778,434
   Certificates of deposit                                             360,000           360,000
   Investments in marketable securities                                316,922           321,151
   Accounts receivable, less allowance for
     doubtful accounts of $44,000 and $44,000                        1,296,601         1,183,528
   Prepaid expenses                                                    562,215           554,160
                                                                   -----------        ----------
          Total current assets                                       7,490,462         6,197,273

PROPERTY & EQUIPMENT - NET                                              53,752           131,865

OTHER ASSETS:
   Certificates of deposit                                             170,000                --
   Advances to BCRHH, LLC                                               17,909           278,495
   Other assets                                                         15,558            15,558
                                                                   -----------        ----------
                                                                       203,467           294,053
                                                                   -----------        ----------
TOTAL ASSETS                                                       $ 7,747,681        $6,623,191
                                                                   ===========        ==========

                LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                $   336,015        $  409,479
   Shareholder distribution payable                                    177,000                --
   Deferred revenue                                                  2,421,040         2,463,380
   Due to Next Generation Networks                                     690,652         1,157,072
   Accrued compensation                                                211,019           102,168
   Accrued retirement plan contribution                                174,143            23,303
   Other accrued liabilities                                            64,950             5,124
                                                                   -----------        ----------
          Total current liabilities                                  4,074,819         4,160,526

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 1,000 shares authorized, 100
     shares issued and outstanding                                 $       100        $      100
   Additional paid-in capital                                              900               900
   Accumulated other comprehensive loss                               (129,363)         (130,415)
   Retained earnings                                                 3,801,225         2,592,080
                                                                   -----------      ------------
          Total stockholder's equity                                 3,672,862         2,462,665
                                                                   -----------      ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $ 7,747,681      $  6,623,191
                                                                   ===========      ============

See accompanying notes.

                              BCR Enterprises, Inc.

                              Statements of Income


                                                                                   Six Months Ended
                                                         Year ended                     June 30,
                                                        December 31,       --------------------------------
                                                           2000               2000                 2001
                                                        ------------       -----------          -----------
                                                                           (unaudited)          (unaudited)
Revenues                                                $12,399,246          $6,686,972           $4,749,575
Cost of sales                                             5,107,767           2,527,323            2,469,808
                                                        -----------          ----------           ----------
Gross margin                                              7,291,479           4,159,649            2,279,767

OPERATING EXPENSES:
   Sales and marketing                                    2,233,050           1,318,264            1,321,741
   General and administrative                             2,432,479           1,254,284            1,081,945
   Other operating expenses                                 249,091             121,360              115,436
                                                        -----------          ----------           ----------
Total operating expenses                                  4,914,620           2,693,908            2,519,122

Operating income (loss)                                   2,376,859           1,465,740             (239,355)

Interest and dividend income                                327,452             139,118              172,177
Income from joint venture                                 2,084,659             568,798              692,466
                                                        -----------          ----------           ----------
Income before taxes                                       4,788,970           2,173,657              625,288
   Income tax expense                                        61,944                  --                   --
                                                        -----------          ----------           ----------
Net income                                              $ 4,727,026          $2,173,657           $  625,288
                                                        ===========          ==========           ==========

See accompanying notes.

                              BCR Enterprises, Inc.

                        Statements of Stockholder's Equity




                                                 Additional       Accumulated                         Total           Total
                                    Common        Paid-in     Other Comprehensive    Retained     Comprehensive    Stockholder's
                                     Stock        Capital            Loss            Earnings        Income           Equity
                                     -----        -------        -------------      -----------   -------------    -------------
Balance at December 31, 1999     $       100    $       900       $   (55,795)      $ 2,034,255                    $ 1,979,460
Net income                                --             --                --         4,727,026   $ 4,727,026        4,727,026
Unrealized gain on marketable
  securities                              --             --             2,375                --         2,375            2,375
Minimum pension liability                 --             --           (75,943)               --       (75,943)         (75,943)
                                                                                                   ----------
                                                                                                   $4,653,458
                                                                                                   ==========
Distributions                             --             --                --        (2,960,056)                    (2,960,056)
                                 -----------    -----------       -----------       -----------                    -----------
Balance at December 31, 2000             100            900          (129,363)        3,801,225                      3,672,862
Net income                                --             --                --           625,288       625,288          625,288
Unrealized loss on marketable
  securities                              --             --            (1,052)               --        (1,052)          (1,052)
                                                                                                   ----------
                                                                                                   $  624,236
                                                                                                   ==========
Distributions                             --             --                --        (1,834,433)                    (1,834,433)
                                 -----------    -----------       -----------       -----------                    -----------
Balance at June 30, 2001
  (unaudited)                    $       100    $       900       $  (130,415)      $ 2,592,080                    $ 2,462,665
                                 ===========    ===========       ===========       ===========                    ===========

See accompanying notes.

                             BCR Enterprises, Inc.

                            Statements of Cash Flows


                                                                          Six Months Ended
                                                        Year ended            June 30,
                                                        December 31,  -------------------------
                                                           2000          2000           2001
                                                        -----------   -----------   -----------
                                                                      (unaudited)   (unaudited)
OPERATING ACTIVITIES
Net income                                              $ 4,727,026   $ 2,173,657   $   625,288
Adjustments to reconcile net income to net cash
  from operating activities:
     Depreciation                                            49,896        25,000        25,000
     Net changes in assets and liabilities:
       Accounts receivable                                 (132,675)     (412,543)      113,073
       Prepaid expenses                                    (135,022)     (107,090)        8,055
       Other assets                                            (969)       39,547      (260,586)
       Accounts payable                                     (32,444)       58,814        73,464
       Deferred revenue                                     459,683       665,042        42,341
       Accrued compensation                                  74,949        21,832      (108,851)
       Other accrued liabilities                             50,062       (29,172)      (59,826)
       Accrued retirement plan contribution                  98,200            --      (150,840)
       Other liabilities                                     39,546            --            --
                                                        -----------   -----------   -----------
Net cash provided by operating activities                 5,198,252     2,435,087       307,118

INVESTING ACTIVITIES
   Advances from affiliates                                363,390        505,865       466,420
   Purchase of property and equipment                      (39,220)       (22,586)     (103,114)
   Proceeds from maturities of certificates of deposit     260,000         95,000       170,000
   Purchase of certificates of deposit                    (285,000)      (190,000)           --
   Purchase of marketable securities                       (10,953)        (4,757)       (5,281)
                                                        -----------   -----------   -----------
Net cash provided by investing activities                  288,217        383,522       528,025

FINANCING ACTIVITIES
   Distributions to shareholder                          (2,783,056)   (1,603,056)   (2,011,433)
                                                        -----------   -----------   -----------
Net cash used in financing activities                    (2,783,056)   (1,603,056)   (2,011,433)
                                                        -----------   -----------   -----------

Increase (decrease) in cash and cash equivalents          2,703,413     1,215,553    (1,176,290)
Cash and cash equivalents at beginning of period          2,251,311     2,251,311     4,954,724
                                                        -----------   -----------   -----------
Cash and cash equivalents at end of period              $ 4,954,724   $ 3,466,864   $ 3,778,434
                                                        ===========   ===========   ===========
Supplemental disclosure of non-cash investing
   activities:
   Increase (decrease) in market value of
     marketable securities                              $     2,375   $    (4,372)  $    (1,052)

See accompanying notes.

                              BCR Enterprises, Inc.

                          Notes to Financial Statements

                                December 31, 2000


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

BCR Enterprises, Inc. (the Company), an S Corporation located in Westmont, Illinois, is a leading provider of publications, sponsored conferences and tradeshows, and educational seminars and materials dealing with communication networks for large businesses and institutions.

REVENUE RECOGNITION

Operating revenue is recognized when the event, seminars, lectures and courses are conducted and the date of issue for publications.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, certificates of deposit, marketable securities, accounts receivable, other assets, and accounts payable. The carrying value of cash and cash equivalents, certificates of deposit, accounts receivable, other assets, and accounts payable approximate their estimated fair values. The fair value of investments in marketable securities is estimated based on quoted market prices.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on the straight-line and declining-balance methods. Furniture and equipment are depreciated over five to seven years. Computer software is depreciated over three years.

                              BCR Enterprises, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The sole shareholder of the Company has elected to be taxed under Subchapter S of the Internal Revenue Code and, as such, the Company is not subject to federal and certain state income taxes. However, the Company is subject to Illinois Replacement Tax and, accordingly, has recorded a provision of $61,944 in 2000.

ADVERTISING

All costs associated with advertising and promoting products and events are expensed in the period incurred. Advertising expenses were $37,009 for the year ended December 31, 2000.

USE OF ESTIMATES

The presentation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. In the opinion of management, the financial information is presented on a basis consistent with the audited financial statements and reflects all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. Results for the interim periods are not necessarily indicative of the results to be expected for the year.

2.  INVESTMENTS

Available-for-sale marketable securities are accounted for at market prices with the unrealized gain or loss shown as a separate component of stockholder's equity. The Company recorded an unrealized gain of $2,375 for the year ended December 31, 2000.

Marketable securities as of December 31, 2000 consisted of the following:

                       AMORTIZED       UNREALIZED       MARKET
                         COST          GAIN/(LOSS)      VALUE
                         ----          -----------      -----
Preferred stock        $ 237,500       $ (15,623)      $221,877
Mutual bond funds        132,842         (37,797)        95,045
                       ---------       ---------       --------
                       $ 370,342       $ (53,420)      $316,922
                       =========       =========       ========

                              BCR Enterprises, Inc.

2.  INVESTMENTS (CONTINUED)

Certificates of deposit are carried at cost, adjusted for amortization of premiums and accretion of discounts over their remaining lives. The Company has the ability and intent to hold the certificates of deposit to maturity.

Certificates of deposit as of December 31, 2000 are summarized as follows

                                                           AMORTIZED
MATURITY DATE                                                COST
-------------                                                ----
Within one year                                             $360,000
After one year                                               170,000
                                                            --------
Total                                                       $530,000
                                                            ========

3.  OTHER ASSETS

In April 2001, the Company acquired a 50% ownership interest in BCRHH, LLC, a limited liability company. The Company provided BCRHH, LLC advances amounting to $17,909 as of December 31, 2000.

4.  PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2000 are summarized as follows:

Furniture and equipment           $ 229,227
Computer software                    33,720
                                  ---------
Total property and equipment        262,947
Accumulated depreciation           (209,195)
                                  ---------
Property and equipment, net       $  53,752
                                  =========

                              BCR Enterprises, Inc.

5.  LEASE COMMITMENTS

The Company leases office space and equipment under noncancellable operating leases. At December 31, 2000, the future minimum lease payments under the leases are as follows:

2001                                                        $142,189
2002                                                         141,362
2003                                                         136,834
2004                                                          21,936
2005 and thereafter                                               --
----                                                        --------
Total minimum lease payments                                $442,321
                                                            ========

Rent expense was $163,237 for the year ended December 31, 2000.

6.  INVESTMENT  IN JOINT VENTURE

The Company has a 50% ownership interest in Next Generation Networks (NGN), an unincorporated joint venture. NGN produces two annual sponsored conferences and trade shows for the Information Technology networking industry. The investment is accounted for on the equity method. For the year ended December 31, 2000, the Company recognized $2,084,659 of income from its share of operations of Next Generation Networks. The Company provides accounting, treasury and other administrative functions to NGN and allocates cost to NGN for such services based upon ratable revenue and relative employee headcount measures. Amounts allocated to NGN aggregated $631,953 for the year ended December 31, 2000.

                              BCR Enterprises, Inc.

7.  PENSION PLAN

The Company has a qualified noncontributory defined benefit pension plan (the
Plan) covering substantially all of its employees. The benefits payable under the Plan are generally determined on the basis of an employee's length of service and earnings. Annual contributions to the Plan are sufficient to satisfy legal funding requirements. Plan assets consist primarily of cash equivalents, U.S. government obligations, fixed income securities, and equity securities.


The following provides a reconciliation of benefit obligations, plan assets, and funded status under the defined benefit plan.

BENEFIT OBLIGATION
Benefit obligation-Beginning of calendar year               $1,555,498
Service cost                                                    74,581
Interest cost                                                  120,551
Actuarial loss                                                 128,564
Employer contributions                                              --
Lump-sum payments                                             (311,850)
                                                            ----------
Benefit obligation-End of calendar year                     $1,567,344
                                                            ==========

FAIR VALUE OF PLAN ASSETS
Assets-Beginning of calendar year                           $1,608,959
Actual return on plan assets                                  (118,709)
Employer contributions                                              --
Lump-sum payments                                             (311,850)
                                                            ----------
Fair value of plan assets-End of calendar year              $1,178,400
                                                            ==========

FUNDED STATUS OF PLAN
Funded status of the plan--underfunded                      $  388,944
Unrecognized actuarial gain                                   (333,743)
Unrecognized net transition asset                               42,999
                                                            ----------
Accrued pension liability                                       98,200
Adjustment required to recognize minimum pension
  liability                                                     75,943
                                                            ----------
Accrued benefit cost recognized in the balance sheet        $  174,143
                                                            ==========


NET PERIODIC PENSION EXPENSE
Service cost                                                $   74,581
Interest cost                                                  120,551
Expected return on plan assets                                (152,851)
Amortization of net transition asset                            (1,909)
                                                            ----------
                                                            $   40,372
                                                            ==========

ASSUMPTIONS
Discount rate                                                     7.75%
Rate of increase in compensation levels                           2.00
Expected long-term rate of return on plan assets                  9.50

        The Company recorded a $57,828 loss due to Plan settlements in 2000.

8.  SUBSEQUENT EVENTS (UNAUDITED)

Effective June 8, 2001, all participant benefits in the defined benefit pension plan were frozen. The Company ceased funding the Plan as of June 8, 2001, and no additional years of benefit service were accrued by plan participants subsequent to that date. No assets of the Plan have been distributed subsequent to June 8, 2001, other than for normal benefits paid to participants.

To the extent that the Plan is underfunded, the Company will be required to make an additional contribution to the plan to correct its underfunded status.

On September 10, 2001, the Company sold substantially all of its assets to Key3Media Events, Inc.